SCIENTIFIC LEARNING CORPORATION

EXECUTIVE EMPLOYMENT AGREEMENT
for
ROBERT C. BOWEN

     This Employment Agreement (“Agreement”) is entered into as of the 31st day of May, 2002, by and between Robert C. Bowen (“Executive”) and Scientific Learning Corporation, a Delaware corporation (the “Company”).

     WHEREAS, the Company desires to employ Executive to provide personal services to the Company, and wishes to provide Executive with certain compensation and benefits in return for his services; and

     WHEREAS, Executive wishes to be employed by the Company and provide personal services to the Company in return for certain compensation and benefits;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

     1.    EMPLOYMENT BY THE COMPANY.

1.1 Subject to terms set forth herein, the Company agrees to employ Executive in the position of Chief Executive Officer (“CEO”), and Executive hereby accepts such employment effective as of Executive’s commencement of performance (the “Employment Date”), anticipated to be June 4, 2002. Subject to the provisions of paragraph 3, the Company agrees that it will recommend to its Board that Executive be elected as Chairman of the Board. During the term of his employment with the Company, Executive will devote his best efforts and substantially all of his business time and attention (except for vacation periods as set forth herein and reasonable periods of illness or other incapacities permitted by the Company’s general employment policies) to the business of the Company. Other than your status as an at-will employee, as described in paragraph 6, the terms of this Agreement may be modified or amended only by a writing signed and approved by the Company’s Board of Directors (the “Board”) and Executive.

1.2 Executive shall serve in an executive capacity and shall perform such duties as are customarily associated with his then current title, consistent with the Bylaws of the Company and as required by the Board.

1.3 The employment relationship between the parties shall also be governed by the general employment policies and practices of the Company, including those relating to protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company’s general employment policies or practices, this Agreement shall control.

1.

2. COMPENSATION.

2.1 Salary. Executive shall receive for services to be rendered hereunder an annualized base salary of $275,000, payable on a twice-monthly basis, subject to payroll withholding and deductions.

2.2 Bonus.

(a) For each of the calendar years 2002 and 2003, Executive will be eligible for a Bonus, as a percentage of Executive’s then-current base salary, earned and allocated as follows:

(i) 25% of base salary for meeting certain minimum goals for that year established by the Board in writing, in its sole discretion (the “Business Plan”);

(ii) 25% of base salary for exceeding the Business Plan by an amount defined by the Compensation Committee of the Board;

(iii) up to 50% of base salary, to be determined solely at the discretion of the Board, with no minimum guaranteed.

For the year 2002, Executive’s earned Bonus based on the above allocation will be prorated based on the number of weeks worked in the year.

(b) For each of the calendar years 2004 and thereafter, Executive will be eligible for a Bonus, as a percentage of Executive’s then-current base salary, earned and allocated as follows:

(i) 50% of base salary for meeting the Business Plan;

(ii) 25% of base salary for exceeding the Business Plan by an amount defined by the Compensation Committee of the Board;

(iii) up to 25% of base salary, to be determined solely at the discretion of the Board, with no minimum guaranteed.

(c) Active Employment as CEO. In order to earn the Bonus, Executive must remain the active CEO through the end of the Bonus year. Executive will not earn any Bonus if his employment as active CEO terminates for any reason before the end of the Bonus year. Except for the year 2002, no prorated Bonus can be earned. Any earned Bonus will be due and payable upon calculation and approval by the Board, within 90 days after the end of the calendar year.

2.3 Standard Company Benefits.Executive shall be entitled to all rights and benefits for which he is eligible under the terms and conditions of the standard Company benefits and compensation practices which may be in effect from time to time and provided by the Company to its employees generally.

2.

2.4 Equity Compensation.

(a) Vested Stock Option Grant.Subject to the approval of the Board the Company shall grant a nonqualified stock option to Executive to purchase 100,000 shares of the common stock of the Company, subject to the terms and conditions of the Company’s 1999 Equity Incentive Plan, as amended (the “1999 Plan”) and the corresponding Stock Option Agreement issued to Executive (the “Vested Option”). The per share exercise price of the Vested Option shall be equal to the greater of (i) $1.25 or (ii) the Fair Market Value of one share of the Company’s common stock (as determined under the Stock Plan) on the date of grant. The Vested Option is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). One hundred percent (100%) of the shares subject to the Vested Option shall be vested and exercisable on the Employment Date.

(b)Unvested Stock Option Grant.Subject to the approval of the Board, and contingent upon approval by the stockholders of the Company of the amendment to the 1999 Plan, the Company shall grant a nonqualified stock option to Executive to purchase 500,000 shares of the common stock of the Company, subject to the terms and conditions of the 1999 Plan and the corresponding Stock Option Agreement issued to Executive (the “Unvested Option”). The per share exercise price of the Unvested Option shall be equal to the greater of (i) $1.25 or (ii) the Fair Market Value of one share of the Company’s common stock (as determined under the Stock Plan) on the date of grant. The Unvested Option is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code. Twenty-five percent (25%) of the shares subject to the Unvested Option shall vest on the first anniversary of the Employment Date and the remaining shares subject to the Unvested Option shall vest in thirty-six (36) equal monthly installments thereafter.

(c) Performance-Based Stock Option Grant.Subject to the approval of the Board and contingent upon approval by the stockholders of the Company of the amendment to the 1999 Plan, the Company shall grant a nonqualified stock option to Executive to purchase 750,000 shares of the common stock of the Company, subject to the terms and conditions of the 1999 Plan and the corresponding Stock Option Agreement issued to Executive (the “Performance-based Option”). The per share exercise price of the Performance-based Option shall be equal to the greater of (i) $1.25 or (ii) the Fair Market Value of one share of the Company’s common stock (as determined under the Stock Plan) on the date of grant. The Performance-based Option is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code. One hundred percent (100%) of the shares subject to the Performance-based Option shall vest on the sixth anniversary of the Employment Date; provided, however, that the vesting of the Performance-based Option shall accelerate as follows:

(i) 187,500 shares subject to the Performance-based Option shall vest on the tenth (10th) consecutive market trading day that the daily market closing price of the Company’s common stock is at or above $7.50 per share (adjusted for post-grant splits).

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(ii) 187,500 shares subject to the Performance-based Option shall vest on the tenth (10th) consecutive market trading day that the daily market closing price of the Company’s common stock is at or above $10.00 per share (adjusted for post-grant splits).

(iii) 187,500 shares subject to the Performance-based Option shall vest on the tenth (10th) consecutive market trading day that the daily market closing price of the Company’s common stock is at or above $15.00 per share (adjusted for post-grant splits).

(iv) 187,500 shares subject to the Performance-based Option shall vest on the tenth (10th) consecutive market trading day that the daily market closing price of the Company’s common stock is at or above $20.00 per share (adjusted for post-grant splits).

(d) Discounted Stock Option Grant.Subject to the approval of the Board, and subject to the terms and conditions of the Company’s 2002 CEO Option Plan (the “2002 Plan”), the Company shall grant to Executive a nonqualified stock option to purchase that number of shares of common stock of the company equal to $500,000 divided by the Discounted Exercise Price, as defined below (the “Discounted Option”). The exercise price of the Discounted Option (the “Discounted Exercise Price”) shall be equal to eighty-five percent of the Fair Market Value of the common stock underlying the option (as determined under the 2002 Plan), on the date of grant, but in no event less than an exercise price of $1.0625 per share. The Discounted Option shall expire if not exercised by the first anniversary of the Employment Date. The Discounted Option shall be subject to the terms and conditions of the 2002 Plan and the Stock Option Agreement issued to Executive. The Discounted Option is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code. One hundred percent (100%) of the shares subject to the Discounted Option shall be vested and exercisable on the Employment Date. Executive acknowledges that the Company will recognize a charge to earnings for financial accounting purposes in connection with the grant of the Discounted Option, and in consideration of the Company agreeing to grant the Discounted Option, Executive agrees to use his best efforts to purchase $37,500 of Company common stock on the open market prior to the first anniversary of the Employment Date, subject to Executive’s obligations under the Company’s policies and applicable securities laws to avoid short-swing trades and to avoid trading while in possession of material non-public information.

(e) Stockholder Approval. The Company and the Board will use their best efforts to cause the amendment to the 1999 Plan that increases the number of shares so that the Unvested Option and the Performance-based Option can be granted to be approved at the next meeting of the stockholders of the Company, and in any event no later than June 30, 2003. In addition, members of the Board and/or the entities which they represent who control the voting of at least a majority of the shares of the Company at the date of grant shall enter into a Voting Agreement, in a form reasonably acceptable to the Company and the Executive, providing that such persons will vote their shares of the Company in favor of approval of such amendment to the 1999 Plan.

4.

(f) Registration Statement. The Company agrees to use its best efforts to file an S-8 Registration Statement with the Securities and Exchange Commission, provided that it remains eligible to do so:

(i) With respect to the 2002 Plan, no later than July 30, 2002; and

(ii) With respect to the increased shares under the 1999 Plan, no later than thirty (30) days after shareholder approval of the amendment of the 1999 Plan to increase the number of shares authorized under thereunder in order to permit the grant of the Unvested Option and the Performance based Option.

(g) Change of Control.

(i) If a Change of Control (as defined below) occurs and Executive’s service with the Company has not terminated prior to, the effective time of the Change of Control, then, as of the effective time of such Change of Control, the vesting and exercisability of Executive’s unvested stock options to purchase Company common stock excluding the Performance-based Option but including the Unvested Option, shall be accelerated in full.

(ii) In addition to the benefits described in Section 2.4(g)(i) hereof, if a Change of Control occurs where the consideration paid to the common stockholders of the Company equals or exceeds the relevant vesting price targets for the Performance-based Option and Executive’s service with the Company has not terminated as of, or immediately prior to, the effective time of the Change of Control, then as of the effective time of such Change of Control, the vesting and exercisability of Executive’s Performance-based Option shall be accelerated to the extent the relevant vesting price targets have been met without regard to the ten consecutive market trading day requirement. For example, in the event of a Change of Control where the common stockholders of the Company receive $11.00, or the equivalent thereof, for one share of their Company common stock, 375,000 shares subject to Executive’s Performance-based Option would become immediately vested and exercisable.

(iii) For purposes of this Agreement, Change of Control shall mean the occurrence of:

(1) Any Transaction (as defined below) as a result of which, immediately after such Transaction, Warburg Pincus L.P. (together with any affiliates thereof) holds a smaller percentage of the outstanding voting power of the Surviving Entity (as defined below) than any other Investor (as defined below).

a. For purposes of this subsection (1), Transaction means the occurrence, in a single transaction or a series of related transactions, of any of the following events: (a) the acquisition of securities of the Company by an Investor; (b) a merger, consolidation or similar transaction involving (directly or indirectly) the Company in which, immediately after the consummation of such transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity or more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity; (c) a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, lease, license or other disposition. Notwithstanding the foregoing, however, Transaction shall not include any transaction in which the Executive is or becomes, after the closing date of the transaction, the CEO of the Company and/or any surviving entity in the transaction.

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b. For purposes of this subsection (1), Surviving Entity means the Company or, if the Company is not the surviving entity of such transaction, the survivor or its parent company.

c. For purposes of this subsection (1), Investor means any single person (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) who holds at least 35% of the combined outstanding voting power of the Surviving Entity, excluding: (A) the Company or any subsidiary of the Company, (B) any employee benefit plan of the Company or any subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or

(2) The approval by the stockholders or Board of the Company of a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur.

(iv) If (A) any payment or benefit Executive would receive pursuant to a Change of Control from the Company or otherwise, but determined without regard to any additional payment required under this Section 2.4(h), (“Payment”) would (i) constitute a “parachute payment“within the meaning of Section 280G of the Code, and (ii) be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties payable with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”) and (B) the amount of the Payment exceeds three times the “base amount“within the meaning of Section 280G of the Code by more than $25,000, then Executive shall be entitled to receive from the Company an additional payment (the “Additional Payment”) in an amount equal to Excise Tax on the Payment. The Additional Payment shall not be increased to include any income and employment taxes imposed on the Additional Payment, any Excise Tax imposed on the Additional Payment or any interest or penalties imposed with respect to income and employment taxes imposed on the Additional Payment.

6.

     Notwithstanding the foregoing, if (A) the Payment would constitute a “parachute payment” within the meaning of Section 280G of the Code, (B) the amount of the Payment exceeds three times the “base amount” within the meaning of Section 280G of the Code by $25,000 or less, and (C) the Payment, but for this sentence, would be subject to the Excise Tax, then the Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Executive’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order unless Executive elects in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the effective date of the event that triggers the Payment): reduction of cash payments; cancellation of accelerated vesting of Stock Awards; reduction of employee benefits. If acceleration of vesting of Stock Award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of Executive’s Stock Awards (i.e., earliest granted Stock Award cancelled last) unless Executive elects in writing a different order for cancellation.

     The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change of Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

     The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to Executive and the Company within fifteen (15) calendar days after the date on which Executive’s right to a Payment is triggered (if requested at that time by Executive or the Company) or such other time as requested by Executive or the Company. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish Executive and the Company with an opinion reasonably acceptable to Executive that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon Executive and the Company

      3.    Chairman of the Board. The parties agree and acknowledge that the Company Articles of Incorporation, the Company Bylaws, and any Stock Voting Agreements by which the Company or its investors or shareholders is governed or bound, or becomes governed or bound during Executive’s employment with the Company, will govern the election or appointment of members of the Board. Without altering the foregoing, the Company agrees that it will recommend to its Board that Executive be elected as Chairman of the Board. Executive agrees that upon the termination of his employment with the Company, by either party and for any reason, and if requested by the Company, he will promptly tender his resignation as Chairman and as a member of the Board.

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4. PROPRIETARY INFORMATION OBLIGATIONS.

4.1 Agreement. Executive agrees to execute and abide by the Proprietary Information and Inventions Agreement attached hereto as Exhibit A.

4.2 Remedies. Executive’s duties under the Proprietary Information and Inventions Agreement shall survive termination of his employment with the Company. Executive acknowledges that a remedy at law for any breach or threatened breach by him of the provisions of the Proprietary Information and Inventions Agreement would be inadequate, and he therefore agrees that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach.

     5.    OUTSIDE ACTIVITIES.

5.1 Except with the prior written consent of the Board, Executive will not during the term of this Agreement undertake or engage in any other employment, occupation or business enterprise, including serving on the boards of directors of other companies, other than ones in which Executive is a passive investor. Executive may engage in civic and not-for-profit activities so long as such activities do not materially interfere with the performance of his duties hereunder.

5.2 Except as permitted by Section 5.3, Executive agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known by him to be adverse or antagonistic to the Company, its business or prospects, financial or otherwise.

5.3 During the term of his employment by the Company, except on behalf of the Company, Executive will not directly or indirectly, whether as an officer, director, stockholder, partner, proprietor, associate, representative, consultant, or in any capacity whatsoever engage in, become financially interested in, be employed by or have any business connection with any other person, corporation, firm, partnership or other entity whatsoever which were known by him to compete directly with the Company, throughout the world, in any line of business engaged in (or planned to be engaged in) by the Company; provided, however, that anything above to the contrary notwithstanding, he may own, as a passive investor, securities of any competitor corporation, so long as his direct holdings in any one such corporation shall not in the aggregate constitute more than 1% of the voting stock of such corporation.

     6.    TERMINATION OF EMPLOYMENT.  Executive acknowledges and agrees that his employment with the Company is terminable at-will. As an at-will employee either the Company or Executive may terminate the employment relationship with or without advance notice, with or without Cause.

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6.1 Termination Without Cause.

(a) The Company shall have the right to terminate Executive’s employment with the Company at any time without Cause (as defined below), provided that if such termination occurs after the fourth (4th) anniversary but before the sixth (6th) anniversary of the Employment Date, Executive shall receive notice in writing at least 90 days in advance of termination.

(b) In the event Executive’s employment is terminated without Cause before the sixth (6th) anniversary of the Employment Date, the Company shall provide Executive with the following Severance Benefits:

(i) Compensation (“Severance Payments”) equal to the lesser of the following: (1) two times Executive’s annual base salary; or (2) the base salary Executive would have earned had he continued employment to the sixth (6th) anniversary of the Employment Date. The Severance Payments will be subject to payroll withholding and deductions and shall be made in periodic payments pursuant to the Company’s payroll cycles.

(ii) Provided that Executive timely elects to continue his health care coverage pursuant to COBRA, the Company shall continue paying an amount equal to its share of the premium for health care coverage, toward Executive’s COBRA premiums, until the earliest of: (1) the date of the final Severance Payment to Executive; or (2) the date Executive becomes eligible to receive health care benefits from another employer or entity. If Executive’s eligibility for COBRA continuation coverage ends pursuant to the terms of the health care plan and COBRA prior to the expiration of this period, the Company shall pay the same amount to Executive to defray the costs of Executive obtaining independent health care benefits. Executive agrees to notify the Company promptly of his eligibility for health care benefits from another employer or entity.

6.2 Termination for Cause.

(a) The Company shall have the right to terminate Executive’s employment with the Company at any time for Cause.

(b) “Cause” for termination shall mean: (a) indictment or conviction of any felony or of any crime involving dishonesty; (b) participation in any fraud against the Company; (c) breach of Executive’s duties to the Company, including but not limited to persistent unsatisfactory performance of job duties; (d) intentional damage to any property of the Company; (e) violation of Company policy which causes a material detriment to the Company; (f) breach of this Agreement or the Proprietary Information and Inventions Agreement; or (g) conduct by Executive which in the good faith and reasonable determination of the Board demonstrates gross unfitness to serve. Prior to any termination for Cause pursuant to clauses (c), (e), or (g) above, the Company shall provide Executive with written notice of such Cause, followed by a fifteen (15) day period in which to cure such breach or conduct.

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(c) In the event Executive’s employment is terminated at any time with Cause, he will not be entitled to Severance Benefits, pay in lieu of notice or any other such compensation, except as may be provided in the Company’s severance benefit plan, if any, in effect on the termination date, or except as required by law.

6.3 Voluntary or Mutual Termination.

(a) Executive may voluntarily terminate his employment with the Company at any time, after which no further compensation will be paid to Executive.

(b) In the event Executive voluntarily terminates his employment, he will not be entitled to Severance Benefits, pay in lieu of notice or any other such compensation.

      7.    RELEASE. Upon the termination of Executive’s employment, Executive shall provide the Company with an executed and effective general release substantially in the form attached hereto as Exhibit B (the “Release”), as a condition of receipt of any severance benefits provided under Section 6.1 of this Agreement.

     8.    NONINTERFERENCE.

While employed by the Company, and for two (2) years immediately following the termination date of employment, Executive agrees not to interfere with the business of the Company by:

(a) soliciting, attempting to solicit, inducing, or otherwise causing any employee of the Company to terminate his or her employment in order to become an employee, consultant or independent contractor to or for any competitor of the Company; or

(b) directly or indirectly soliciting the business of any customer of the Company which at the time of termination or one year immediately prior thereto was listed on the Company’s customer list.

9. COOPERATION WITH COMPANY.

9.1 Cooperation Obligation. During and after the term of Executive’s employment, Executive will cooperate with the Company in responding to the reasonable requests of the Board, its then CEO, or its General Counsel, in connection with any and all existing or future litigation, arbitrations, mediations or investigations brought by or against the Company or its affiliates, agents, officers, directors or employees, whether administrative, civil or criminal in nature, in which the Company reasonably deems Executive’s cooperation necessary or desirable. In such matters, Executive agrees to provide the Company with reasonable advice, assistance and information, including offering and explaining evidence, providing sworn statements, and participating in discovery and trial preparation and testimony. Executive also agrees to promptly send the Company copies of all correspondence (for example, but not limited to, subpoenas) received by Executive in connection with any such legal proceedings, unless Executive is expressly prohibited by law from so doing. The failure by Executive to cooperate fully with the Company in accordance with this Section 9 will be a material breach of the terms of this Agreement which will result in all commitments of the Company for further Severance Benefits under Section 6.1 becoming null and void.

10.

9.2 Expenses and Fees. The Company will reimburse Executive for reasonable out-of-pocket expenses incurred by Executive as a result of his cooperation with the obligations described in Section 9.1, within thirty (30) days of the presentation of appropriate documentation thereof, in accordance with the Company’s standard reimbursement policies and procedures. After termination of Executive’s employment, the Company will also pay Executive a reasonable fee in the amount of $200 per hour for the time Executive devotes to matters as requested by the Company under Section 9.1 (“the Fees”). The Company will not deduct or withhold any amount from the Fees for taxes, social security, or other payroll deductions, but will instead issue an IRS Form 1099 with respect to the Fees. Executive acknowledges that in cooperating in the manner described in Section 9.1, he will be serving as an independent contractor, not a Company employee, and he will be entirely responsible for the payment of all income taxes and any other taxes due and owing as a result of the payment of Fees. Executive hereby indemnifies the Company and its officers, directors, agents, attorneys, employees, shareholders, subsidiaries, and affiliates and holds them harmless from any liability for any taxes, penalties, and interest that may be assessed by any taxing authority with respect to the Fees, with the exception of the employer’s share of employment taxes subsequently determined to be applicable, if any.

     10.    GENERAL PROVISIONS.

10.1 Notices. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by fax) or the third day after mailing by first class mail, to the Company at its primary office location and to Executive at his address as listed on the Company payroll.

10.2 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction to the extent possible in keeping with the intent of the parties.

10.3 Waiver. If either party should waive any breach of any provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

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10.4 Complete Agreement. This Agreement and its Exhibits, constitute the entire agreement between Executive and the Company and it is the complete, final, and exclusive embodiment of their agreement with regard to this subject matter. It is entered into without reliance on any promise or representation other than those expressly contained herein, it supersedes any other such promises, warranties or representations, including that certain letter from Rodman W. Moorhead III to Executive dated May 14, 2002 (the “Offer Letter”). Other than your status as an at-will employee, as described in paragraph 6, the terms of this Agreement cannot be modified or amended except in a writing signed and approved by the Board and Executive.

10.5 Counterparts. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.

10.6 Headings. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

10.7 Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the written consent of the Company, which shall not be withheld unreasonably.

10.8 Attorneys’ Fees. If either party hereto brings any action to enforce his or its rights hereunder, the prevailing party in any such action shall be entitled to recover his or its reasonable attorneys’fees and costs incurred in connection with such action.

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10.9 Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of California.

10.10 Right to Work. As required by law, this Agreement is subject to satisfactory proof of Executive’s right to work in the United States of America.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

SCIENTIFIC LEARNING CORPORATION By: /s/ Rodman W. Moorhead, III —————————————— Rodman W. Moorhead, III On behalf of the Board of Directors Date: June 3, 2002

Accepted and agreed this 2nd day of June, 2002.

ROBERT C. BOWEN, an Individual

/s/ Robert C. Bowen —————————————— 13.

EXHIBIT A

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

SCIENTIFIC LEARNING CORPORATION

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

     As an employee of Scientific Learning Corporation, its subsidiary or its affiliate (together, the “Company”), and as a condition of my employment by the Company and in consideration of the compensation now and hereafter paid to me, I agree to the following:

     MAINTAINING CONFIDENTIAL INFORMATION.

     Company Information.    I agree at all times during the term of my employment and thereafter to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation, without the written authorization of the Board of Directors of the Company, any trade secrets, confidential knowledge, data or other proprietary information of the Company. By way of illustration and not limitation, such shall include information relating to products, processes, know-how, designs, formulas, methods, samples, media and/or cell lines, developmental or experimental work, improvements, discoveries, plans for research, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers, and information regarding the skills and compensation of other employees of the company.

     Former Employer Information.    I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of my former or concurrent employers or companies, if any, and that I will not bring onto the premises of the Company any unpublished documents or any property belonging to my former or concurrent employers or companies unless previously and specifically consented to in writing by said employers or companies.

     Third Party Information.    I recognize that the Company has received and in the future will receive confidential or proprietary information from third parties subject to a duty on the Company’s part to maintain the confidentiality of such information and, in some cases, to use it only for certain limited purposes. I agree that I owe the Company and such third parties, both during the term of my employment and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation (except in a manner that is consistent with the Company’s agreement with the third party) or use it for the benefit of anyone other than the Company or such third party (consistent with the Company’s agreement with the third party), unless expressly authorized to act otherwise by an officer of the Company.

     ASSIGNMENT OF INVENTIONS AND ORIGINAL WORKS.

     Inventions and Original Works Retained by Me.    I have attached hereto as Exhibit A a complete disclosure of all inventions, original works of authorship, developments, improvements and trade secrets that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement. If disclosure of any item on Exhibit A would cause me to violate any prior confidentiality agreement, I understand that I am not to disclose such on Exhibit A but in the applicable space on Exhibit A I am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit A for such purpose. If no disclosure is attached, I represent that there are no such inventions.

     Inventions and Original Works Assigned to the Company.    I agree that I will make prompt written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company all my right, title and interest in and to any ideas, inventions, original works of authorship, developments, improvements or trade secrets which I may solely or jointly conceive or reduce to practice, or cause to be conceived or reduced to practice, during the period of my employment with the Company. I recognize that this Agreement does not require assignment of any invention which qualifies fully for protection under Section 2870 of the California Labor Code (hereinafter “Section 2870”), which provides as follows:

Any provision in any employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

Result from any work performed by the employee for the employer.

To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

     I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are “works made for hire”, as that term is defined in the United States Copyright Act (17 U.S.C., Section 101).

     Inventions and Original Works Assigned to the United States.    I hereby assign to the United States government all my right, title and interest in and to any and all inventions, original works of authorship, developments, improvements or trade secrets whenever full title to same is required to be in the United States by a contract between the Company and the United States or any of its agencies.

     Obtaining Letters Patent, Copyright Registrations and Other Protections.    I will assist the Company in every proper way to obtain and enforce United States and foreign proprietary rights relating to any and all inventions, original works of authorship, developments, improvements or trade secrets of the Company in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearing as a witness) the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such proprietary rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such proprietary rights to the Company or its designee. My obligation to assist the Company with respect to proprietary rights in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company’s request on such assistance.

     In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company and all claims of any nature whatsoever which I now or may hereafter have for infringement of any proprietary rights assigned to the Company.

     Obligation to Keep the Company Informed.    In addition to my obligations under paragraph 2(b) above, during the period of my employment and for one (1) year after termination of my employment for any reason, I will promptly disclose to the Company fully and in writing all patent applications filed by me or on my behalf. At the time of each such disclosure, I will advise the Company in writing of my inventions that I believe fully qualify for protection under Section 2870; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. I understand that the Company will keep in confidence and will not disclose to third parties without my consent any proprietary information disclosed in writing to the Company pursuant to this Agreement relating to inventions that qualify fully for protection under the provisions of Section 2870. I will preserve the confidentiality of any such invention that does not qualify fully for protection under Section 2870. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all proprietary information developed by me and all inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

NO CONFLICTING EMPLOYMENT; NO INDUCEMENT OF OTHER EMPLOYEES OR SOLICITATION OF CUSTOMERS.

     I agree that during the period of my employment by the Company I will not, without the Company’s express written consent, engage in any other employment or business activity directly related to the business in which the Company is now involved or becomes involved, nor will I engage in any other activities which conflict with my obligations to the Company. For the period of my employment by the Company and for one (1) year after the date of termination of my employment by the Company I will not (a) induce any employee of the Company to leave the employ of the Company or (b) solicit the business of any client or customer of the Company (other than on behalf of the Company).

     If any restriction set forth in this Section is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

     NO CONFLICTING OBLIGATIONS.

     I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement or obligation of mine relating to any time prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

     RETURN OF COMPANY DOCUMENTS.

     When I leave the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, together with all copies thereof (in whatever medium recorded) belonging to the Company, its successors or assigns whether kept at the Company, home or elsewhere. I further agree that any property situated on the Company’s premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company’s termination statement for technical and management personnel confirming the above and my obligations under this Agreement.

     NOTIFICATION OF NEW EMPLOYER.

     In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

     LEGAL AND EQUITABLE REMEDIES.

     Because my services are personal and unique and because I may have access to and become acquainted with the proprietary information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief. Without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

     GENERAL PROVISIONS.

     Not an Employment Contract.    I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of my employment by the Company, nor shall it interfere in any way with my right or the Company’s right to terminate my employment at any time, with or without cause.

     Governing Law; Consent to Personal Jurisdiction.    This Agreement will be governed by and construed according to the laws of the State of California, excluding conflicts of laws principles. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in San Francisco for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

     Entire Agreement.    This Agreement, and Exhibit A attached hereto and hereby incorporated herein, sets forth the final, complete and exclusive agreement and understanding between the Company and me relating to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements relating to its subject matter. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by both the Company and me. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

     Severability.    If one or more of the provisions in this Agreement are deemed unenforceable by law, then the remaining provisions will continue in full force and effect.

     Successors and Assigns.    This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors and its assigns.

     Survival.    The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

     Waiver.    No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

     Notice.    Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery, or sent by certified or registered mail, postage prepaid, three (3) days after the date of mailing.

     This Agreement shall be effective as of the first day of my employment with the Company, namely: _____________, 19 ____.

     I UNDERSTAND THAT THIS AGREEMENT AFFECTS MY RIGHTS TO INVENTIONS I MAKE DURING MY EMPLOYMENT, AND RESTRICTS MY RIGHT TO DISCLOSE OR USE THE COMPANY’S PROPRIETARY INFORMATION DURING OR SUBSEQUENT TO MY EMPLOYMENT.

     I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT A TO THIS AGREEMENT.

DATED:  June 2, 2002

/s/ Robert C. Bowen
_________________________________________   Signature

_________________________________________   Name of Employee

_________________________________________    Address

_________________________________________

ACCEPTED AND AGREED TO:

Scientific Learning Corporation
300 Frank H. Ogawa Plaza, # 500
Oakland, CA 94612

BY:   /s/ Frank Mattson
         ————————————————————
         Authorized Signatory

EXHIBIT A

Scientific Learning Corporation 300 Frank H. Ogawa Plaza, #500 Oakland, CA 94612 To Whom It Concerns:

1.	Except as listed in Section 2 below the following is a complete disclosure of all inventions or improvements relevant to the subject matter of my employment by Scientific Learning Corporation (the “Company”) that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company.

___	No inventions or improvements.

___	See below.

___	Additional sheets attached.

2.	Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

Invention or Improvement	Party(ies)	Relationship

1.	___________	___________	___________

2.	___________	___________	___________

___	Additional sheets attached.

3.	I propose to bring to my employment the following devices, materials and documents of a former employer or other person to whom I have an obligation of confidentiality that are not generally available to the public, which materials and documents may be used in my employment pursuant to the express written authorization of my former employer or such other person (a copy of which is attached hereto).

___	No inventions or improvements.

___	See below.

___	Additional sheets attached.

DATE: June 2, 2002 Very truly yours, /s/ Robert C. Bowen —————————— EMPLOYEE -6-

EXHIBIT B

RELEASE AGREEMENT

     I understand that my position with Scientific Learning Corporation (the “Company”) terminated effective ___________, 20__ (the “Separation Date”). The Company has agreed that if I choose to sign this Release, the Company will provide me with certain Severance Benefits pursuant to the terms of the Executive Employment Agreement (the “Agreement”) between myself and the Company dated ________________, 2002, and any agreements incorporated therein by reference. I understand that I am not entitled to such Severance Benefits unless I sign this Release and it becomes fully effective. I understand that, regardless of whether I sign this Release, the Company will pay me all of my accrued salary and vacation through the Separation Date, to which I am entitled by law.

     In consideration for the Severance Benefits I am receiving under the Agreement, I hereby generally and completely release the Company and its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to the date I sign this Agreement. This general release includes, but is not limited to: (1) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (2) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company, or claims arising from the Offer Letter; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”); the federal Americans with Disabilities Act of 1990, and the California Fair Employment and Housing Act, as amended.

     I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA. I also acknowledge that the consideration given for the release and waiver in the above paragraphs is in addition to anything of value to which I was already entitled. I have been advised by this writing, as required by the ADEA that: (a) my waiver and release do not apply to any claims that may arise after my signing of this Release; (b) I should consult with an attorney prior to executing this Release; (c) I have twenty-one (21) days within which to consider this Release (although I may choose to voluntarily execute this Release earlier); (d) I have seven (7) days following the execution of this Release to revoke the Release; and (e) this Release will not be effective until the eighth day after this Release has been signed both by me and by the Company (“Effective Date”).

     I UNDERSTAND THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any unknown or unsuspected claims I may have against the Company, its affiliates, and the entities and persons released herein.

Agreed:

Scientific Learning Corporation By: _______________________________ [Name] [Title] Date:	Robert C. Bowen, an Individual _______________________________ Date: